Exhibit 99.1

VIPER ENERGY PARTNERS LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS SECOND QUARTER 2015 CASH DISTRIBUTIONS AND FINANCIAL AND OPERATING RESULTS AND PROVIDES UPDATED 2015 GUIDANCE

MIDLAND, Texas, August 5, 2015 (GLOBE NEWSWIRE) -- Viper Energy Partners LP (NASDAQ:VNOM) ("Viper" or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) ("Diamondback"), today announced financial and operating results for the second quarter ended June 30, 2015 and provided updated 2015 guidance.

HIGHLIGHTS

•
The Board of Directors of Viper’s general partner has declared a cash distribution for the three months ended June 30, 2015 of $0.22 per common unit, payable on August 21, 2015, to unitholders of record at the close of business on August 14, 2015. This represents an approximate 6% yield when annualized based on the closing price for Viper’s common units on July 28, 2015.

•	The Company has increased its full year 2015 production guidance to a range of 4,800 boe/d to 5,100 from prior guidance range of 4,600 to 5,000 boe/d.

•	Second quarter 2015 production was 4,832 boe/d, up 99% from 2,428 boe/d in the second quarter of 2014.

•	Viper had no debt and an undrawn revolving credit facility with a borrowing base of $175 million as of June 30, 2015.

•	Net income was $8.0 million and Adjusted EBITDA (as defined below) was $18.1 million, for the three months ended June 30, 2015.

•	In early July 2015, Viper completed the purchase of an approximate average 1.5% overriding royalty interest on certain of Diamondback’s acreage primarily located in Howard County for $31.1 million.

•
During the second quarter of 2015, the operators of Viper’s mineral acreage brought online 18 gross horizontal wells (30 year to date), including 12 Lower Spraberry, 2 Wolfcamp A, and 4 Wolfcamp B. The Company expects the operators will complete 25 to 30 gross completions during the second half of 2015.

PRODUCTION UPDATE

Production attributable to Viper’s mineral interests was 439.7 Mboe, or 4,832 boe/d, for the second quarter of 2015, up 99% from 221.0 Mboe, or 2,428 boe/d, for the second quarter of 2014. The production mix was comprised of 78% oil, 13% natural gas liquids and 9% natural gas in the second quarter of 2015.

“Viper declared a $0.22 per common unit distribution to its unitholders, representing an approximate 6% yield when annualized based on the closing price for Viper’s common units on July 28, 2015. We have raised guidance for the second time this year to a range of 4,800 to 5,100 boe/d. We believe that our Spanish Trail acreage has some of the best returns in the Permian Basin, and we are confident that our operators will continue to drill there. As a reminder, Viper’s high-quality mineral interest asset base does not require us to make any capital expenditures or pay lease operating expenses, which results in more cash available for distribution. We continue to look for assets in oil-weighted basins under development by competent operators. Our shelf registration statement recently declared effective by the Securities and Exchange Commission provides us with more flexibility to finance the acquisition of assets that may be accretive to our unitholders,” stated Travis Stice, Chief Executive Officer of Viper.

Full Year 2015 Guidance
Below is Viper’s full year 2015 guidance which has been updated to reflect increased production guidance.

Viper Energy Partners

Total Net Production – MBoe/d	4.8 – 5.1

Unit costs ($/boe)
Lease Operating Expenses	$0.00
DD&A	$20.00-$22.00
G&A
Cash G&A	$1.00-$2.00
Non-Cash Unit-Based Compensation	$2.00-$3.00

Production and Ad Valorem Taxes (% of Revenue) (a)	7.5%

Capital Budget ($ - Million)
2015 Capital Spend	$0.0
a - Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

Conference Call
Diamondback and Viper will host a joint conference call and webcast for investors and analysts to discuss their respective results for the quarter on Thursday, August 6, 2015 at 10:00 a.m. CT. Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and use the confirmation code 85091163. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 85091163. The recording will be available from 1:00 p.m. CT on Thursday, August 6, 2015 through Tuesday, August 11, 2015 at 10:59 p.m. CT. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site. The webcast will be archived on the site.

About Viper Energy Partners LP

Viper is a limited partnership formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on the Permian Basin.

About Diamondback Energy, Inc.
Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback's activities are primarily focused on the horizontal exploitation of multiple intervals within the Wolfcamp, Spraberry, Clearfork and Cline formations.
Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Viper. Information concerning these risks and other factors can be found in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Viper undertakes no obligation to update or revise any forward-looking statement.

Viper Energy Partners LP
Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2015	2014	2015	2014
Statements of Operations Data:
Operating Results:
Royalty income	$19,619	$17,249	$36,164	$33,102

Costs and Expenses:
Production and ad valorem taxes	1,417	1,392	2,745	2,313
Depletion	8,949	6,064	17,850	11,631
General and administrative expenses	1,168	219	2,595	285
General and administrative expenses - related party	139	78	264	156
Total costs and expenses	11,673	7,753	23,454	14,385

Income from operations	7,946	9,496	12,710	18,717

Other income (expense)
Interest expense	(207)	—	(375)	—
Interest expense, related party, net of capitalized interest	—	(5,387)	—	(10,755)
Other income	306	—	792	—
Total other income (expense), net	99	(5,387)	417	(10,755)

Net income	$8,045	$4,109	$13,127	$7,962

Allocation of net income:
Net income attributable to the period through June 22, 2014		$3,168		$7,021
Net income attributable to the period June 23, 2014 through June 30, 2014		$941		$941
		$4,109		$7,962

Net income attributable to limited partners per unit:
Basic and Diluted	$0.10	$0.01	$0.16	$0.01

Weighted average number of limited partner units outstanding:
Basic and Diluted	79,710	76,200	79,710	76,200

Viper Energy Partners LP
Selected Operating Data
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014
	Production Data:
	Oil (Bbls)	342,869	164,957	694,236	319,704
	Natural gas (Mcf)	239,470	134,301	459,122	239,032
	Natural gas liquids (Bbls)	56,956	33,632	104,956	56,803
	Oil Equivalents (1)(2) (boe)	439,737	220,972	875,712	416,346
	Average daily production(2) (boe/d)	4,832	2,428	4,838	2,300
	% Oil	78%	75%	79%	77%

	Average sales prices:
	Oil, realized ($/Bbl)	$53.40	$95.23	$48.75	$94.52
	Natural gas realized ($/Mcf)	2.15	4.40	2.36	4.58
	Natural gas liquids ($/Bbl)	13.99	28.22	11.81	31.51
	Average price realized ($/BOE)	44.62	78.06	41.30	79.51

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)	The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.

Non-GAAP Financial Measures
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines Adjusted EBITDA as net income plus interest expense, net of capitalized interest, unit-based compensation expense and depletion. Adjusted EBITDA is not a measure of net income (loss) as determined by United States’ generally accepted accounting principles, or GAAP. Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate Viper’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of Viper’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Viper defines cash available for distribution generally as an amount equal to its Adjusted EBITDA for the applicable quarter less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the board of directors of Viper’s general partner may deem appropriate. Viper’s computations of Adjusted EBITDA and cash available for distribution may not be comparable to other similarly titled measures of other companies or to such measure in its credit facility or any of its other contracts.
The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA and cash available for distribution to the GAAP financial measure of net income.

Viper Energy Partners LP
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income	$8,045	$4,109	$13,127	$7,962
Interest expense, net of capitalized interest	207	5,387	375	10,755
Unit-based compensation expense	939	128	1,878	128
Depletion	8,949	6,064	17,850	11,631

Adjusted EBITDA	$18,140	$15,688	$33,230	$30,476

Adjustments to reconcile Adjusted EBITDA to cash available for distribution:
Debt service	($432)	0	($535)	0
Cash available for distribution	$17,708	$15,688	$32,695	$30,476

Limited Partner units outstanding	79,718		79,718

Cash available for distribution per limited partner unit	$0.22		$0.41

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@viperenergy.com

Source: Viper Energy Partners LP; Diamondback Energy, Inc.